Exhibit 99.1

FOR IMMEDIATE RELEASE

American Finance Trust Issues AAA Rated Debt;

Closes $242 Million Securitization Including $121 Million of AAA Rated Debt

NEW YORK – May 31, 2019 - American Finance Trust, Inc. (Nasdaq: AFIN) (“AFIN” or the “Company”) announced today that it has issued $242 million of long-term fixed-rate notes designated as AFIN’s Net-Lease Mortgage Notes, Series 2019-1. The net proceeds from the sale of the notes will be used to primarily refinance assets currently financed under AFIN’s revolving unsecured corporate credit facility.

The notes were issued in two classes in a private placement to institutional debt investors. $121 million of seven-year Class A-1 notes were rated AAA by Standard & Poor’s Rating Services at an interest rate of 3.8% and $121 million of 10-year Class A-2 notes were rated A by Standard & Poor’s at an interest rate of 4.5%. The weighted average interest rate of both classes of notes is 4.2%. This debt issuance provides AFIN with additional flexibility and extends the weighted average life of its indebtedness from 3.8 to 4.2 years.

“Our first asset-backed note offering is a significant milestone for AFIN,” said Michael Weil, AFIN’s Chief Executive Officer. “Not only will these notes reduce our overall interest rate and extend our average debt maturity, they will also provide additional balance sheet flexibility. Accessing long-term, fixed-rate financing through multiple channels allows AFIN to effectively manage our high-quality portfolio for the benefit of our stockholders while remaining leverage neutral. We are happy to have had great partners to help facilitate our inaugural ABS transaction.”

The notes are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The notes may only be offered and sold in the United States in accordance with Rule 144A under the Securities Act. This press release does not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful under the laws of such jurisdiction.

About American Finance Trust, Inc.

American Finance Trust, Inc. (Nasdaq: AFIN) is a publicly traded real estate investment trust listed on the Nasdaq focused on acquiring and managing a diversified portfolio of primarily service-oriented and traditional retail and distribution related commercial real estate properties in the U.S. Additional information about AFIN can be found on its website at www.americanfinancetrust.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of AFIN’s Annual Report on Form 10-K for the year ended December 31, 2018 filed on March 7, 2019 and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in AFIN’s subsequent reports. Further, forward looking statements speak only as of the date they are made, and AFIN undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

Contacts:

Investor Relations

investorrelations@americanfinancetrust.com

(866) 902-0063